Exhibit 99.1

Ideanomics appoints Harry Edelson to its Board of Directors

•	Mr. Harry Edelson joins Board of Ideanomics as an Independent Director
•	Will serve on one or more of the Company’s Committees

New York, NY, Thursday, September 26, 2019 – Ideanomics Inc. (Nasdaq: IDEX) has today announced Mr. Harry Edelson has been appointed to its Board of Directors effective immediately. Mr. Edelson will hold this position until the Company’s next annual meeting of stockholders. Mr. Edelson replaces Mr. Zhao Kang, who recently stepped down from the board to take up a position with company’s Mobile Energy Group (MEG).

“We are very pleased to welcome Mr. Edelson to our Board of Directors. Harry is vastly experienced in the capital markets, and has been doing business in Asia, and China in particular, for more than 25 years. His mixture of experience, positivity, and well-honed cross-border deal-making experience will help add additional depth to our board team for the benefit of Ideanomics and shareholders alike,” said Alf Poor, CEO of Ideanomics. “In addition to Harry’s invaluable experience as an analyst, investor, and entrepreneur, Harry brings his boundless energy and wisdom which will prove very valuable as the company enters a high-growth phase. We look forward to working with Harry, in what we hope will be a rewarding appointment for both Harry and Ideanomics.”

"I am extremely excited to be part of this dynamic team which is building a 21st century market platform utilizing cutting-edge technologies and sophisticated approaches. Ideanomics is a company making a major transition from the old to the new and I look forward to help making it happen,” said Mr. Harry Edelson, Director of Ideanomics.

Harry Edelson is the founder of Edelson Technology Partners. He is highly respected in both the technology and financial industries and is one of the most prominent and successful venture capitalists in the United States. Harry was the first Wall Street analyst to combine coverage of computers, software, and telecommunications. He started the first venture capital investor in ten early stage companies whose market capitalization grew enormously to over $1 billion and up to as high as $130 billion. He helped start the Internet industry in China by being the first venture capital investor in China Internet Corporation in 1990s. Harry was a Council member of The Juilliard School of Music Dance & Drama, founder and still Chairman of the China Investment Group, founder and current member of the Chinese Cultural Foundation, and Past President of the Analyst Club, oldest surviving club on Wall Street, founded 1925, Member of Advisory Council of The World Policy Institute. Harry Edelson has a B.S. Physics, Brooklyn College; MBA Management, New York University; and graduated from the Advanced Telecommunication Program at the Cornell Graduate School of Electrical Engineering.

About Ideanomics

Ideanomics is a global Financial Technology (Fintech) company for transformative industries. Ideanomics combines deal origination and enablement with the application of technologies such as artificial intelligence, blockchain, and others as part of the next- generation of smart financial services. Our projects in New Energy Vehicle markets, Fintech, and advisory services provides our customers and partners better efficiencies, technologies, and access to global markets.

Ideanomics, through its investments and, along with its partners curate innovation around the globe through hubs and centers that foster a pipeline of technological excellence in cleantech, fintech, tradetech, agritech, regtech, insuretech, playtech, healthtech, cyber security, and more.

The company is headquartered in New York, NY, and has offices in Beijing, China. It also has a planned global center for Technology and Innovation in West Hartford, CT, named Fintech Village.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216